Exhibit 99.1

Seritage Growth Properties Reports First Quarter 2016 Operating Results

New York, NY – May 5, 2016 – Seritage Growth Properties (NYSE: SRG) (the “Company”), a national owner of 266 retail properties totaling over 42 million square feet of gross leasable area (“GLA”), today reported financial and operating results for the quarter ended March 31, 2016.

Financial Results

For the three months ended March 31, 2016:

•	Total net operating income (“Total NOI”) of $46.5 million

•	Funds from Operation (“FFO”) of $29.5 million, or $0.53 per diluted share

•	Normalized FFO of $32.6 million, or $0.59 per diluted share

Operational Highlights

As of March 31, 2016, including the Company’s proportional share of its unconsolidated joint ventures (“JVs”):

•	Annualized Total NOI was an estimated $204.4 million, including all signed leases and net of rent attributable to the associated space to be recaptured

•	Average base rents for signed but not yet opened leases (“SNO leases”) increased to $23.97 PSF, reflecting average base rents of $32.65 PSF for 214,000 square feet of new leases signed during the first quarter; average base rents for in-place third-party leases and Sears Holdings Corporation (“Sears Holdings”) were $11.92 PSF and $4.29 PSF, respectively

•	Third-party tenants other than Sears Holdings represented approximately 27% of annual base rent, including all signed leases and net of rent attributable to the associated space to be recaptured

“We are pleased with our first quarter results as we continue to convert single tenant assets into vibrant multi-tenant shopping centers that command significantly higher rents. During the first quarter, we signed 214,000 square feet of new leases at average base rents of $32.65 PSF compared to the $6.00 PSF paid by Sears Holdings on a same space basis. Our total signed but not yet open income now totals $18.8 million at average base rents of nearly $24.00 PSF. We recently opened new stores for Nordstrom Rack, Fresh Market, DSW and REI at our redevelopment in Virginia Beach, VA and for Hobby Lobby in Tulsa, OK. To date, we have completed or initiated 25 wholly-owned redevelopments, including 15 in-process projects that we acquired at our inception and 10 new redevelopment projects that we’ve announced on the Seritage platform. As it relates to the 10 new redevelopments, we’re projecting incremental returns in excess of 12% on a total investment of approximately $114.2 million. Our pipeline of leasing and redevelopment activity remains strong as we continue our focus on unlocking value across the portfolio.”

Financial Results

Total NOI, which includes the Company’s proportional share of NOI from 31 properties owned through investments in its unconsolidated JVs, was $46.5 million for the quarter ended March 31, 2016.

FFO, as calculated in accordance with the National Association of Real Estate Investment Trusts (“NAREIT”) definition, was $29.5 million, or $0.53 per diluted share, for the quarter ended March 31, 2016.

Normalized FFO was $32.6 million, or $0.59 per diluted share, for the quarter ended March 31, 2016. The Company makes certain adjustments to FFO, which it refers to as Normalized FFO, to account for items it does not believe are representative of ongoing operating results, including transaction costs associated with acquisition and disposition activity, changes in fair value of interest rate derivatives, amortization of deferred financing costs, and other non-recurring and non-cash items.

Net loss attributable to each of Class A and Class C shareholders was $8.3 million, or $0.27 per diluted share, for the quarter ended March 31, 2016.

Portfolio Summary

As of March 31, 2016, the Company’s portfolio included interests in 266 retail properties totaling over 42 million square feet of gross leasable area, including 235 wholly-owned properties and 31 properties owned through investments in unconsolidated JVs. Approximately 50% of the portfolio consisted of properties attached to regional malls and approximately 50% consisted of shopping center or freestanding properties.

As of March 31, 2016, the portfolio was 99.4% leased and included 12 properties leased entirely to third-party tenants, 126 properties leased to Sears Holdings and one or more third-party tenants, and 128 properties leased entirely to Sears Holdings. Of the properties leased to Sears Holdings, 171 operated under the Sears brand and 83 operated under the Kmart brand.

Development Update

The Company’s wholly-owned development pipeline currently consists of 18 projects, including eight properties that were in various stages of development when acquired by the Company in July 2015, and 10 new redevelopments that have been initiated on the Seritage platform. The aggregate investment in these redevelopments is approximately $143.9 million, of which $29.7 million is attributable to the acquired projects and $114.2 million is attributable to the new projects.

Acquired Projects – Wholly Owned

As of March 31, 2016, the Company had substantially completed and delivered to tenants seven of the 15 wholly-owned projects that were in various stages of development when they were acquired by the Company in July 2015. The eight remaining redevelopments represent a total investment of approximately $29.7 million, of which approximately $17.4 million remained to be spent as of March 31, 2016. Capital for these projects is held in a reserve account put in place at the closing of the Company’s formation transaction and is included in restricted cash on the Company’s consolidated balance sheet.

During the three months ended March 31, 2016, Nordstrom Rack and Fresh Market opened at the Company’s Virginia Beach, VA location and, subsequent to March 31, 2016, DSW and REI also opened which substantially completed the project. In addition, subsequent to March 31, 2016, Hobby Lobby opened at the Company’s Tulsa, OK location which substantially completed the project.

The Company continues development and construction activities on the remaining six projects and expects to deliver substantially all of the redeveloped space to tenants prior to the end of 2016.

New Projects – Wholly Owned

As of March 31, 2016, the Company had initiated five new projects representing a total investment of approximately $64.2 million, of which approximately $49.7 million remained to be spent. Subsequent to March 31, 2016, the Company initiated five additional projects representing a total investment of approximately $50.0 million. These 10 projects will be funded with existing liquidity, including cash on hand, cash from operations and borrowings under the Company’s existing $100 million future funding facility. A brief description of each project is presented below:

Braintree, MA. The Company has recaptured 100% of a Kmart store within The Marketplace at Braintree, a dominant open air shopping center. The existing store will be redeveloped for multiple national retailers, including Nordstrom Rack, Saks Off 5th, and Ulta Beauty, which is already open. Sears Holdings vacated the property in February 2016 and construction activities are underway.

Honolulu, HI. The Company has recaptured 100% of a Kmart store on a major transportation corridor proximate to downtown Honolulu. The store will be redeveloped into a multi-tenant shopping center for Longs Drugs (CVS), PetSmart, and Ross Dress for Less. Sears Holdings vacated the property in April 2016 and construction activities are underway.

Memphis, TN. The Company has recaptured 100% of a freestanding Sears store and detached Sears Auto Center centrally located on Poplar Avenue, a primary east-west thoroughfare in East Memphis. The existing structures will be demolished, and the site will be redeveloped with over 135,000 square feet of space anchored by Nordstrom Rack and including additional junior box, small shop and restaurant space. Sears Holdings vacated the property in April 2016 and construction activities are underway.

King of Prussia, PA. The Company has signed leases with Yard House and Outback Steakhouse to occupy the former Sears Auto Center at one of the country’s most productive regional malls. Primark and Dick’s Sporting Goods opened in 2015 and occupy the first and second floor, respectively, of the former Sears full-line store. Construction activities on the repurposing of the auto center commenced in the first quarter of 2016.

San Antonio, TX. The Company has exercised its recapture right for 100% of a Sears Auto Center located directly across from the North Star Mall. Sears Holdings is expected to vacate in June 2016, and the space will be repurposed for Orvis, Jared’s Jeweler, and an additional small format tenant.

Wayne, NJ. Subsequent to March 31, 2016, the Company submitted a recapture notice for portions of the full-line Sears store located at Willowbrook Mall, a dominant 1.5 million square foot regional mall in Northern New Jersey. The redevelopment will include Dave and Busters on the second floor and additional junior box and smaller format retailers on the ground floor, while Sears Holdings will retain space on both floors.

Fairfax, VA. Subsequent to March 31, 2016, the Company submitted a recapture notice for portions of the full-line Sears store and Sears Auto Center located at Fair Oaks Mall, a dominant regional mall with strong demographics in the Washington, D.C. market. The redevelopment will include Dave and Busters, junior box retailers, and restaurants on the second floor, while Sears Holdings will retain the space on the first floor.

BJ’s Brewhouse. Subsequent to March 31, 2016, the Company submitted recapture notices for 100% of three Sears Auto Centers located at Colonie Center in Albany, NY, Bowie Town Center in Bowie, MD, and Valley Mall in Hagerstown, MD. These spaces will be repurposed for BJ’s Brewhouse occupying 7,000 to 8,000 square feet per location, as well as additional restaurant users and small shop retailers.

The table below provides a summary of the Company’s wholly-owned redevelopment projects described above:

(dollars in thousands)

Property	Description	Total Project Square Feet	Total Estimated Dvlpmnt. Cost (1)	Total Estimated Project Cost (1)	Estimated Construction Start	Estimated Substantial Completion
King of Prussia, PA	Repurpose of former auto center space for Outback Steakhouse, Yard House and small shop retail	29,100	$3,900	$3,900	Underway	Q4 2016
Braintree, MA	100% recapture; redevelopment of existing building to be anchored by Nordstrom Rack and Saks Off 5th	90,000	11,700	12,100	Underway	Q4 2016
Honolulu, HI	100% recapture; redevelopment of existing building for Longs Drugs (CVS), PetSmart and Ross Dress for Less	79,000	8,500	19,700	Underway	Q2 2017
Memphis, TN	100% recapture; demolish and construct new buildings to be anchored by Nordstrom Rack	135,200	24,100	25,200	Underway	Q3 2017
San Antonio, TX	Recapture and repurpose auto center space for Orvis and Jared’s Jeweler	18,900	3,300	3,300	Q3 2016	Q2 2017
Albany, NY	Recapture and repurpose auto center space for BJ’s Brewhouse and additional restaurant users	28,000	5,700	5,700	Q4 2016	Q3 2017
Bowie, MD	Recapture and repurpose auto center space for BJ’s Brewhouse	8,200	1,900	1,900	Q4 2016	Q3 2017
Hagerstown, MD	Recapture and repurpose auto center space for BJ’s Brewhouse and additional restaurant users	15,400	2,700	2,700	Q4 2016	Q4 2017
Wayne, NJ	Partial recapture; redevelopment of existing store for Dave & Busters, additional junior anchors and restaurants	145,300	21,100	21,100	Q1 2017	Q4 2017
Fairfax, VA	Partial recapture; redevelopment of existing store and attached auto center for Dave & Busters, additional junior anchors and restaurants	110,300	18,600	18,600	Q1 2017	Q4 2017

Total		659,400	$101,500	$114,200

	Annual Income (2)			Incremental Yield on Cost (3)
	Projected	Existing	Incremental
Total redevelopment projects	$20,200	$5,700	$14,500	12.0% -13.0%

(1)	Total estimated development costs exclude, and total estimated project costs include, termination fees to recapture 100% of certain properties.
(2)	Estimated annual base rent includes assumptions on stabilized rents to be achieved for space under redevelopment. There can be no assurance that stabilized rent targets will be achieved.
(3)	Projected incremental annual income divided by total estimated project costs.

New Projects – Joint Venture Properties

As of March 31, 2016, the Company’s unconsolidated joint venture with General Growth Properties, Inc. (the “GGP JV”) has submitted recapture notices for portions of the space currently occupied by Sears Holdings at the following four properties: Staten Island Mall in Staten Island, NY, Coronado Mall in Albuquerque, NM, Pembroke Lakes Mall in Pembroke Pines, FL, and Valley Plaza Mall in Bakersfield, CA.

Leasing Update

As of March 31, 2016, the Company had 35 SNO leases representing 785,000 square feet at an average base rent of $23.97 PSF, including the Company’s proportional share of its unconsolidated JVs. During the quarter ended March 31, 2016, the Company signed 214,000 square feet of new leases at an average base rent of $32.65 PSF.

The table below provides a summary of the Company’s SNO leases as of March 31, 2016, including unconsolidated JVs presented at the Company’s proportional share:

(in thousands except number of leases and PSF data)

			Total		Incremental (1)
	Number of SNO Leases	GLA	Annual Base Rent	Annual Base Rent PSF	Annual Base Rent	Annual Base Rent PSF
As of December 31, 2015	30	624	$12,936	$20.73	$2,928	$22.55
Opened	(2)	(53)	(1,111)	20.96
Signed	7	214	6,988	32.65	5,755	26.59

As of March 31, 2016	35	785	$18,813	$23.97	$8,683	$25.23

(1)	Reflects incremental base rent for new tenants over base rent paid by Sears Holdings on a same space basis.

The table below provides a summary of all of the Company’s signed leases as of March 31, 2016, including unconsolidated JVs presented at the Company’s proportional share:

(in thousands except number of leases and PSF data)

Tenant	Number of Leases	Leased GLA	% of Total Leased GLA	Annual Base Rent	% of Total Annual Base Rent	Annual Base Rent PSF
Sears Holdings (1)	254	35,618	90.2%	$152,799	73.3%	$4.29
In-Place Third-Party Leases	240	3,083	7.8%	36,743	17.7%	11.92
SNO Third-Party Leases	35	785	2.0%	18,813	9.0%	23.97

Sub-Total Third-Party Leases	275	3,868	9.8%	55,556	26.7%	14.36

Total	529	39,486	100.0%	$208,355	100.0%	$5.28

(1)	Leases reflects number of properties subject to the Master Lease and JV Master Leases.

Balance Sheet and Liquidity

As of March 31, 2016, the Company’s total market capitalization was $3.9 billion. Total market capitalization is calculated as the sum of total debt and the market value of the Company’s outstanding shares of common stock, assuming conversion of operating partnership units.

Total debt to total market capitalization was 29.4% and net debt to Adjusted EBITDA was 5.4x. The Company deducts both unrestricted and restricted cash from total debt when calculating net debt. Reconciliations of net loss attributable to common shareholders to EBITDA, and EBITDA to Adjusted EBITDA, are provided in the tables accompanying this press release.

As of March 31, 2016, the Company had $56.4 million of unrestricted cash on hand, as well as restricted cash of $89.2 million, the substantial majority of which is held in reserve accounts for operating and capital expenses at the Company’s properties. The Company also has $100 million of investment capital available through a future funding facility, which was undrawn as of March 31, 2016.

Dividend

On May 3, 2016, the Company’s Board of Trustees declared a second quarter common stock dividend of $0.25 per each Class A and Class C common share. The dividend will be paid on July 14, 2016 to shareholders of record on June 30, 2016. Holders of units in Seritage Growth Properties, L.P. (the “Operating Partnership”) were entitled to an equal distribution per each Operating Partnership unit held as of June 30, 2016.

On March 8, 2016, the Company’s Board of Trustees declared a first quarter common stock dividend of $0.25 per each Class A and Class C common share. The dividend was paid on April 14, 2016 to shareholders of record on March 31, 2016. Holders of units in the Operating Partnership were entitled to an equal distribution per each Operating Partnership unit held as of March 31, 2016.

Supplemental Report

A Supplemental Report will be available in the Investors section of the Company’s website, www.seritage.com.

Non-GAAP Financial Measures

The Company makes reference to NOI, Total NOI, EBITDA, Adjusted EBITDA, FFO and Normalized FFO which are financial measure that include adjustments to accounting principles generally accepted in the United States (“GAAP”).

NOI is defined as income from property operations less property operating expenses. The Company believes NOI provides useful information regarding Seritage, its financial condition, and results of operations because it reflects only those income and expense items that are incurred at the property level. The Company uses Total NOI, which includes its share of unconsolidated properties and excludes certain GAAP adjustments, to present the Company’s proportional share of NOI excluding certain non-cash items which the Company believes is a helpful supplemental measure of our operating performance.

EBITDA and Adjusted EBITDA are supplemental measures utilized in various financial ratios. EBITDA and Adjusted EBITDA are presented to assist investors in the financial evaluation of REITs and as a measure of the Company’s operational performance as they exclude various items that do not relate to or are not indicative of operating performance.

FFO is a supplemental financial measurement used as a standard in the real estate industry and a widely accepted measure of REIT performance. FFO is calculated in accordance with NAREIT, which defines FFO as net income computed in accordance with GAAP, excluding gains (or losses) from property sales, real estate related depreciation and amortization, and impairment charges on depreciable real estate assets. The Company makes certain adjustments to FFO, which it refers to as Normalized FFO, to account for certain non-cash and non-comparable items that it does not believe are representative of ongoing operating results. The Company’s method of calculating FFO and Normalized FFO may be different from methods used by other REITs, and accordingly, may not be comparable to such other REITs.

None of Total NOI, EBITDA, Adjusted EBITDA, FFO or Normalized FFO, are measures that (i) represent cash flow from operations as defined by GAAP; (ii) are indicative of cash available to fund all cash flow needs, including the ability to make distributions; (iii) are alternatives to cash flow as a measure of liquidity; or (iv) should be considered alternatives to net income (which is determined in accordance with GAAP) for purposes of evaluating the Company’s operating performance. Reconciliations of these measures to the respective GAAP measures we deem most comparable have been provided in the tables accompanying this press release.

Forward-Looking Statements

This document contains forward-looking statements, which are based on the current beliefs and expectations of management and are subject to significant risks, assumptions and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: competition in the real estate and retail industries; our substantial dependence on Sears Holdings Corporation; Sears Holdings Corporation’s termination and other rights under its master lease with us; risks relating to our recapture and acquisition of properties and redevelopment activities; contingencies to the commencement of rent under leases; the terms of our indebtedness; restrictions with which we are required to comply in order to maintain REIT status and other legal requirements to which we are subject; and our lack of operating history. For additional discussion of these and other applicable risks, assumptions and uncertainties, see the “Risk Factors” and forward-looking statement disclosure contained in filings with the Securities and Exchange Commission. While we believe that our forecasts and assumptions are reasonable, we caution that actual results may differ materially. We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

About Seritage Growth Properties

Seritage Growth Properties is a publicly-traded, self-administered and self-managed retail REIT with 235 wholly-owned properties and 31 JV properties totaling over 42 million square feet across 49 states and Puerto Rico. Pursuant to a master lease, 221 of the Company’s wholly-owned properties are leased to Sears Holdings and are operated under either the Sears or Kmart brand. The master lease provides the Company with the right to recapture certain space from Sears Holdings at each property for retenanting or redevelopment purposes. At several properties, third-party tenants under direct leases occupy a portion of leasable space alongside Sears and Kmart, and 14 properties are leased entirely to third parties. The Company also owns 50% interests in 31 properties through JV investments with General Growth Properties, Inc., Simon Property Group, Inc., and The Macerich Company. A substantial majority of the space at the Company’s JV properties is also leased to Sears Holdings under master lease agreements that provide for similar recapture rights as the master lease governing the Company’s wholly-owned properties.

Contact

Seritage Growth Properties

646-277-1268

IR@Seritage.com

SERITAGE GROWTH PROPERTIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	March 31, 2016	December 31, 2015
ASSETS
Investment in real estate
Land	$840,563	$840,563
Buildings and improvements	817,025	814,652
Accumulated depreciation	(45,368)	(29,076)

	1,612,220	1,626,139
Construction in progress	18,797	13,136

Net investment in real estate	1,631,017	1,639,275
Investment in unconsolidated joint ventures	425,287	427,052
Cash and cash equivalents	56,425	62,867
Restricted cash	89,183	92,475
Tenant and other receivables, net	14,557	9,772
Lease intangible assets, net	555,359	578,795
Prepaid expenses, deferred expenses and other assets, net	20,350	23,123

Total assets	$2,792,178	$2,833,359

LIABILITIES AND EQUITY
Liabilities
Mortgage loans payable, net	$1,143,756	$1,142,422
Accounts payable, accrued expenses and other liabilities	106,744	120,860

Total liabilities	1,250,500	1,263,282

Commitments and contingencies

Shareholders’ Equity
Class A shares $0.01 par value; 100,000,000 shares authorized; 25,868,442 and 24,817,842 shares issued and outstanding, respectively	259	248
Class B shares $0.01 par value; 5,000,000 shares authorized; 1,589,020 shares issued and outstanding	16	16
Class C shares $0.01 par value; 50,000,000 shares authorized; 5,722,585 and 6,773,185 shares issued and outstanding, respectively	57	68
Additional paid-in capital	924,775	924,508
Accumulated deficit	(54,388)	(38,145)

Total shareholders’ equity	870,719	886,695
Non-controlling interests	670,959	683,382

Total equity	1,541,678	1,570,077

Total liabilities and equity	$2,792,178	$2,833,359

SERITAGE GROWTH PROPERTIES

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

Three Months Ended March 31, 2016
REVENUE
Rental income	$45,226
Tenant reimbursements	17,778

Total revenue	63,004

EXPENSES
Property operating	7,118
Real estate taxes	11,469
Depreciation and amortization	39,509
General and administrative	4,439
Acquisition-related expenses	73

Total expenses	62,608

Operating income	396
Equity in income of unconsolidated joint ventures	2,086
Interest and other income	60
Interest expense	(15,730)
Unrealized loss on interest rate cap	(1,371)

Loss before income taxes	(14,559)
Provision for income taxes	(155)

Net loss	(14,714)
Net loss attributable to non-controlling interests	6,379

Net loss attributable to common shareholders	$(8,335)

Net loss per share attributable to Class A and Class C common shareholders - Basic and diluted (1)	$(0.27)

Weighted average Class A and Class C common shares outstanding - Basic and diluted (1)	31,391

(1)	Earnings per share is not presented for Class B shareholders as they do not have economic rights.

Reconciliation of GAAP Operating Income (Loss) to Total NOI

Three Months Ended March 31, 2016
TOTAL NOI
GAAP operating income (loss)	$396
Depreciation and amortization	39,509
General and administrative	4,439
Acquisition-related expenses	73
NOI of unconsolidated joint ventures	7,067

Total NOI before certain non-cash adjustments	51,484

Straight-line rent adjustment (1)	(4,671)
Above/below market rental income/expense (1)	(300)

Total NOI	$46,513

(1)	Includes adjustments for unconsolidated joint ventures.

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

Three Months Ended March 31, 2016
EBITDA
Net loss	$(14,714)
Depreciation and amortization	39,509
Depreciation and amortization (unconsolidated joint ventures)	4,870
Interest expense	15,730
Provision for income and other taxes	155

EBITDA	$45,550

ADJUSTED EBITDA
EBITDA	$45,550
Unrealized loss on interest rate cap	1,371
Acquisition-related expenses	73
Up-front hiring and personnel costs	260

Adjusted EBITDA	$47,254

Reconciliation of Net Loss to FFO and Normalized FFO

Three Months Ended March 31, 2016
FUNDS FROM OPERATIONS
Net loss	$(14,714)
Real estate depreciation and amortization (consolidated properties)	39,385
Real estate depreciation and amortization (unconsolidated joint ventures)	4,870

FFO attributable to common shareholders and unitholders	$29,541

FFO per diluted common share and unit	$0.53

NORMALIZED FUNDS FROM OPERATIONS
Funds from Operations	$29,541
Unrealized loss on interest rate cap	1,371
Amortization of deferred financing costs	1,340
Acquisition-related expenses	73
Up-front hiring and personnel costs	260

Normalized FFO attributable to common shareholders and unitholders	$32,585

Normalized FFO per diluted common share and unit	$0.59

WEIGHTED AVERAGE COMMON SHARES AND UNITS
Weighted average common shares outstanding	31,391
Weighted average OP units outstanding	24,176

Weighted average common shares and units outstanding	55,567